Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-146025, 333-122370, 333-119015, 333-112135, 333-102676, 333-86270, 333-59564, 333-42194, 333-83083, 333-69871, and 333-56381 on Form S-8 of (1) our report dated March 7, 2008, relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Financial Standards Accounting Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes and Statement of Financial Accounting Standards No. 123R, Share-Based Payment) of Power Integrations, Inc. (the Company) and (2) our report dated March 7, 2008 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Power Integrations, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 7, 2008